UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 21, 2014

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 601-1145 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On January 21, 2014 Social Reality, Inc. sold an aggregate of 978,668 shares of its Class A common stock at a purchase price of $1.50 per share to 22 accredited investors in a private placement exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D.  We received gross proceeds of $1,468,001.  T.R. Winston & Company, LLC, a broker-dealer and member of FINRA, acted as placement agent for us in this offering.  We paid the placement agent and a selling agent commissions and a non-accountable expense allowance totaling $190,840 and issued these firms three year Series B common stock purchase warrants to purchase an aggregate of 97,866 shares of our Class A common stock at an exercise price of $2.00 per share as additional compensation.  After payment of the escrow agent’s fee of $4,000, we are using the net proceeds for working capital.

We agreed to file a registration statement with the SEC within 90 days after the final closing of this offering registering for resale all of the shares of our Class A common stock sold in this offering together with the shares underlying the Class B common stock purchase warrants. If we fail to timely file the registration statement, or if the registration statement is not declared effective by the SEC within 90 days of its filing date, we are subject to the payment to the investors in the offering of registration rights damages of 2% for each 30 days, or portion thereof, of the gross proceeds we received in this offering, until the earlier of the date the deficiency is cured or the expiration of six months.

Item 8.01

Other Events.

Under the terms of our private offerings in October 2013 and November 2013, we granted the purchasers and T.R. Winston & Company, LLC, who acted as placement agent for us in the October 2013 offering, full ratchet anti-dilution rights.  In addition, we agreed to file a registration statement registering the shares of our Class A common stock sold in these offerings, as well as the shares underlying the warrants, within 60 days from the final closing of the offerings.  Effective December 18, 2013 we entered into amendments with the purchasers of securities in these offerings as well as the placement agent whereby we extended the filing deadline to 90 days from the final closing, the full ratchet anti-dilution provisions were eliminated and, as consideration, we agreed that until one year from the final closing we would not issue any additional shares of Class A common stock at an effective price per share less than the purchase price of the applicable offering without the prior written consent of purchasers of a majority of the then outstanding shares of our Class A common stock purchased in these offerings, subject to certain exclusions.

We are a party to two Transaction Fee Agreements, one dated September 30, 2013 and the second dated December 20, 2013, with T.R. Winston & Company, LLC pursuant to which that firm acted as a placement agent for us in two private offerings of our securities.  Under the terms of these agreements, we issued T.R. Winston & Company, LLC three year warrants to purchase an aggregate of 586,030 shares of our Class A common stock at an exercise price of $1.00 per share and three year warrants to purchase an additional 48,933 shares of our Class A common stock at a purchase price of $2.00 per share as compensation for it services to us.  On January 23, 2014, we entered into an agreement with T.R. Winston & Company, LLC pursuant to which, in exchange for our agreement to permit the cashless exercise of these warrants pursuant to their terms at any time during the term of the respective warrant, the firm agreed to irrevocably waive any requirement that we register the resale of the shares of our Class A common stock issuable upon the exercise of these warrants under the Securities Act of 1933, as amended, so as to permit the public resale thereof.  In accordance with such waiver, the firm acknowledged that it is not entitled to any registration rights penalties.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

4.6	Form of Series B common stock purchase warrant issued to in the January 2014 private placement.
10.18	Transaction Fee Agreement dated December 20, 2013 by and between Social Reality, Inc. and T.R. Winston & Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: January 27, 2014	By:	/s/ Chris Miglino
Chris Miglino, Chief Executive Officer

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